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                                                                    EXHIBIT 23.3





          CONSENT OF M. BRIAN WALLACE, INDEPENDENT PETROLEUM ENGINEER


         I hereby consent to the incorporation by reference in this registration statement of Patterson Energy, Inc. on Form S-8 of certain information contained in Patterson Energy, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which information is contained in my summary reserve report dated February 5, 1997, relating to the oil and natural gas reserves and revenues as of December 31, 1994, 1995 and 1996 of certain properties owned by Patterson Energy, Inc. as of December 31, 1996.




                             /s/  M. Brian Wallace

                             M. BRIAN WALLACE, P.E.

Dallas, Texas
November 4, 1997